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                                                                   Exhibit 23





                        Consent of Independent Auditors
                        -------------------------------




            We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-11335) pertaining to the McDonald & Company Investment, Inc. Stock Option Plan and Registration Statement (Form S-8 Number 33-37603) pertaining to the McDonald & Company Investments, Inc. 1990 Stock Option Plan for Outside Directors of our report dated April 29, 1994, with respect to the consolidated financial statements and schedules of McDonald & Company Investments, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended March 25, 1994.


                                                /s/Ernst & Young




Cleveland, Ohio
June 17, 1994





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